As filed with the Securities and Exchange Commission on October 31, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
EXPEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3150 139th Avenue S.E. Bellevue, Washington 98005 (Address of Principal Executive Offices Including Zip Code)	20-2705720 (I.R.S. Employer Identification No.)
EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN
(Full Title of the Plan)
Burke F. Norton
Executive Vice President and General Counsel
Expedia, Inc.
3150 139th Avenue S.E.
Bellevue, Washington 98005
(Name and Address of Agent For Service)
(425) 679-7200
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered(1)(2)	Per Share(3)	Offering Price(3)	Registration Fee(4)

Expedia Common Stock, par value $0.001 per share	7,500,000	$10.19	$76,425,000	$3,003.50

(1)	This Registration Statement registers the issuance of 7,500,000 shares of common stock of Expedia, Inc., par value $0.001 per share, issuable under the Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of Expedia common stock on The NASDAQ Global Select Market on October 27, 2008.

(4)	Calculated by multiplying 0.0000393 by the proposed maximum aggregate offering price.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-5.1
EX-23.1

EXPLANATORY NOTE
     We are filing this registration statement to register an additional 7,500,000 shares of our common stock, par value $.001 per share (the “Common Stock”), for issuance under the Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended (the “Expedia 2005 Plan”). The increase in the number of shares authorized for issuance under the Expedia 2005 Plan was approved by our stockholders at our 2008 annual meeting held on June 11, 2008. On August 9, 2005, we filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-127324) (the “Prior Registration Statement”), registering 63,302,461 shares of our Common Stock, of which 62,002,461 shares of our Common Stock were issuable pursuant to the Expedia 2005 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Expedia, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed on February 22, 2008;
     (b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed on May 2, 2008, for the fiscal quarter ended June 30, 2008, as filed on July 31, 2008 and for the fiscal quarter ended September 30, 2008, as filed on October 30, 2008;
     (c) The Registrant’s Current Reports on Form 8-K filed on each of June 12, 2008, June 20, 2008 and September 4, 2008; and
     (d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on July 19, 2005, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including all such documents the Registrant may file with the Commission after the date of the initial registration statement and prior to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Upon the written or oral request of any person to whom a copy of this registration statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be directed to Expedia, Inc., 3150 139th Avenue S.E., Bellevue, Washington 98005, Attention: Corporate Secretary; Telephone: (425) 679-7200.

Item 5. Interests of Named Experts and Counsel.
     Burke F. Norton, the Registrant’s Executive Vice President and General Counsel, has opined as to the legality of the securities being offered by this registration statement. As of October 27, 2008, Mr. Norton owned an aggregate of 14,076 shares of common stock of the Registrant, as well as 109,991 restricted stock units.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended through October 27, 2008.

5.1	Opinion of Burke F. Norton, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Burke F. Norton, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature pages hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 31, 2008.

Expedia, Inc.
By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of October 30, 2008.

Signature	Title

/s/ Dara Khosrowshahi Dara Khosrowshahi	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Michael B. Adler Michael B. Adler	Chief Financial Officer (Principal Financial Officer)

/s/ Patricia L. Zuccotti Patricia L. Zuccotti	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Barry Diller Barry Diller	Director (Chairman of the Board)

Signature	Title

/s/ Victor A. Kaufman Victor A. Kaufman	Director (Vice Chairman)

/s/ A. George Battle A. George Battle	Director

Simon J. Breakwell	Director

/s/ Jonathan L. Dolgen Jonathan L. Dolgen	Director

/s/ William R. Fitzgerald William R. Fitzgerald	Director

/s/ Craig A. Jacobson Craig A. Jacobson	Director

/s/ Peter M. Kern Peter M. Kern	Director

/s/ John C. Malone John C. Malone	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended through October 27, 2008.

5.1	Opinion of Burke F. Norton, Esq.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Burke F. Norton, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature pages hereto).